Exhibit 32.2

Certification of CEO and CFO Pursuant to

18 U.S.C. Section 1350,

as Adopted Pursuant to

Section 906 of the Sarbanes-Oxley Act of 2002

In connection with Amendment No. 1 to the Quarterly Report of RCN Corporation (the “Company”) on Form 10-Q/A for the quarterly period ended March 31, 2005 as filed with the Securities and Exchange Commission on the date hereof, respectively (the “Report”), Michael T. Sicoli, as Executive Vice President and Chief Financial Officer of the Company, hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, to the best of his knowledge, that:

(1)	The Report fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/s/ MICHAEL T. SICOLI
Michael T. Sicoli
July 26, 2005

This certification accompanies this Report pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not, except to the extent required by the Sarbanes-Oxley Act of 2002, be deemed filed by the Company for purposes of Section 18 of the Securities Exchange Act of 1934, as amended.

A signed original of this written statement required by Section 906 has been provided to RCN Corporation and will be retained by RCN Corporation and furnished to the Securities and Exchange Commission or its staff upon request.